UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 26, 2010

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area
code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Wilshire Bancorp, Inc. (the “Company) held its Annual Meeting of Shareholders on May 26, 2010. At the meeting, shareholders of the Company voted upon the following proposals:

(a)           A proposal to elect three directors assigned to Class III of the Board of Directors of the Company for three-year terms expiring at the 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(b)           A proposal to approve a non-binding advisory proposal on the compensation of the Company’s executive officers; and

(c)           A proposal to ratify the Board of Directors selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

On the record date for the 2010 Annual Meeting, there were 29,613,062 shares issued, outstanding and entitled to vote.  Shareholders holding 25,205,144 shares were present at the meeting, in person or represented by proxy.

At the 2010 Annual Meeting, the Company’s shareholders elected each of the individuals nominated to serve as Class III directors of the Company until the 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified. The voting for election of directors was as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Kyu-Hyun Kim	20,984,284	39,432	4,181,428
Young Hi Pak	20,990,484	33,232	4,181,428
Joanne Kim	20,959,034	64,682	4,181,428

At the 2010 Annual Meeting, the shareholders approved the non-binding advisory proposal on the compensation of the Company’s executive officers, with 24,993,691 shares voted for the proposal, 142,801 shares voted against the proposal and 68,652 shares abstained.

At the 2010 Annual Meeting, the shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, with 24,992,846 shares voted for ratification, 121,682 shares voted against ratification and 90,616 shares abstained.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: May 28, 2010	By:	/s/ Alex Ko
Alex Ko, Chief Financial Officer

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